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                                                                    Exhibit 3(b)
                                     BY-LAWS
                                       OF
                        SOUTH BRANCH VALLEY BANCORP, INC.

                               Article I. Offices.

     The principal office of the corporation shall be located at 310 N. Main Street, the City of Moorefield, County of Hardy, and the State of West Virginia 26836. The corporation may have such other offices, either within or without the State of West Virginia, as the board of directors may designate or as the business of the corporation may require from time to time.

                            Article II. Shareholders.

     Section 1. Annual Meeting.  The annual meeting of the shareholders shall be
                ---------------
held on the third Tuesday in the month of April in each year, beginning with the year 1988, at the hour of 12:00 o'clock noon, or such other date and/or time as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     Section 2. Special Meetings. Special meetings of the shareholders,  for any
                -----------------
purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. Place of  Meeting.  The board of  directors  may  designate  any
                ------------------
place, either within or without the State of West Virginia, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of West Virginia, as the place for the holding of such meeting. If no designation is made, or

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if a special  meeting be  otherwise  called,  the place of meeting  shall be the principal office of the corporation in the State of West Virginia.

     Section 4. Notice of Meeting.  Written or printed notice stating the place,
                -----------------
day, and hour of the meeting and, in case of a special meeting, the purpose of purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

      Section 5.  Closing of Transfer  Books or Fixing of Record  Date.  For the
                  -----------------------------------------------------
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

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      Section 6. Voting Record.  The officer or agent having charge of the stock
                 -------------
transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

      Section 7.  Quorum.  A majority of the outstanding shares of the
                  -------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstandingshares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote
                -------
by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 9.  Voting of Shares.  Subject to the  provisions  of Section 11 of
                 ----------------
this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.


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     Section 10. Voting of Shares by Certain Holders.  Unless otherwise provided
                 -----------------------------------
by law or governing instrument of the corporation, shares of the corporation shall be voted as follows. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provisions, as the board of directors of such other corporation may determine.

     Shares held by an administrator, executor, guardian, committee, curator, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

      Section 11.  Cumulative  Voting.  At each  election  for  directors  every
                   ------------------
shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

     Section 12.  Informal  Action by  Shareholders.  Any action  required to be
                  ---------------------------------
taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent


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in  writing,  setting  forth the action so taken,  shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                        Article III. Board of Directors.

     Section 1. General  Powers.  The  business  and affairs of the  corporation
                ----------------
shall be managed by its board of directors.

     Section 2. Number,  Tenure and  Qualifications.  The number of directors of
                -----------------------------------
the corporation shall be not less than nine (9) nor more than fifteen (15). Each and every outside director must own in his or her name a minimum of 1,000 shares of the Company's common stock. Ownership is defined as owning the shares in the individual's own name, jointly with spouse, or owned by a company where the director owns controlling interest. Full-time employee directors are exempt from this requirement. A director need not be a resident of the State of West Virginia.

      Section 3. Regular  Meetings.  A regular meeting of the board of directors
                 -----------------
shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of West Virginia for the holding of additional regular meetings without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the board of directors may
                ----------------
be held at any time by the call of the president, the chairman of the board or any four directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of West Virginia, as the place for holding any special meeting of the board of directors called by them.

      Section 5. Notice.  Notice of any special  meeting shall be given at least
                 ------
two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice


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be given by  telegram,  such  notice  shall be deemed to be  delivered  when the telegram is delivered to the telegraph company. The presence of any director at a meeting shall constitute a waiver of notice of such meeting as to that director, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting except that such notice must set forth the nature of the business intended to be transacted if such business is (a) amending the bylaws or (b) authorizing the sale of all or substantially all of the assets of the corporation.

     Section 6. Quorum. A majority of the number of directors fixed by Section 2
                -------
of this Article III shall constitute a quorum of the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section  7.  Manner of Acting.  The act of the  majority  of the  directors
                  ----------------
present at a meeting at which a quorum is present shall be the act of the board of directors; provided, however, that in the event any matter should come before the board of directors as to which one of the directors has or may have a conflict of interest, said director shall abstain from voting thereon, and the remaining director or directors, as the case may be, shall have full and complete authority to consider and vote upon such matter, and such vote shall be binding upon the corporation.

     Section 8. Vacancies.  Any vacancy  occurring in the board of directors may
                ---------
be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by the board of directors at their regular meeting or at a special meeting called for that purpose.

     Section 9.  Compensation.  By  resolution  of the board of  directors,  the
                 ------------
directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each


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meeting  of the  board of  directors  or a stated  salary as  director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 10.  Presumption of Assent.  A director of the  corporation  who is
                  ----------------------
present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 11. Informal  Action by Directors.  Any action required to be taken
                 ------------------------------
at a meeting of the directors or of a committee, or any other action which may be taken at a meeting of the directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee entitled to vote with respect to the subject matter thereof.

                              Article IV. Officers.

     Section 1. Number.  The officers of the  corporation  shall be a President,
                -------
Treasurer, Secretary, Assistant Secretary and Chairman of the Board, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more officers may be held by the same person, except the offices of president and secretary.

     Section 2. Election and Term of Office.  The officers of the corporation to
                ---------------------------
be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected


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and shall have  qualified  or until his death or until he shall  resign or shall have been removed or in the manner hereinafter provided.

     Section 3. Removal.  Any officer or agent elected or appointed by the board
                -------
of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
                   ----------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     Section  5.  President.  The  president  shall be the  principal  executive
                  ---------
officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, and in the absence of the chairman of the board, preside at all meetings of the shareholders and of the board of directors. He may sign, individually, or with the secretary or any proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments for the corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the board of directors from time to time.

     Section 6. The Secretary.  The secretary shall: (a) keep the minutes of the
                --------------
shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (d) keep a register of the post office address of each shareholder which


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shall be  furnished  to the  secretary  by such  shareholder;  (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     Section 7. The Assistant  Secretary.  The assistant  secretary shall assist
                ------------------------
the secretary in performing the duties of secretary of the corporation and in the secretary's absence, or at his or her request, and with the approval of the board of directors, shall perform the duties to be performed by the secretary. The assistant secretary shall otherwise perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

     Section 8. The  Treasurer.  The  treasurer  shall also (a) have  charge and
                --------------
custody of and be responsible  for all funds and securities of the  corporation;
(b) receive and give receipts and monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; and
(c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     Section 9.  Chairman of the Board.  The Chairman of the Board shall preside
                 ---------------------
at all meetings of the directors and shareholders. He shall have the authority to constitute, create and disband such committees as he shall deem necessary or helpful to the conduct of the affairs of the corporation. Committees shall have such power to act on behalf of the board of directors as the board shall determine from time to time.

     Section 10. Salaries. The salaries of the officers shall be fixed from time
                 --------
to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


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              Article IV.  Contracts, Loans, Checks and Deposits.

     Section 1.  Contracts.  The board of directors may authorize any officer or
                 ---------
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; provided, however, that no construction contract shall be binding upon the corporation unless and until acceptance thereof has been made by the unanimous action of the directors.

     Section 2. Loans.  Loans shall be contracted  on behalf of the  corporation
                -----
and evidences of indebtedness shall be issued in its name in such manner as shall from time to time be determined by resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc.. All checks, drafts or other orders for the
                --------------------
payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 4. Deposits.  All funds of the corporation  not otherwise  employed
                --------
shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

           Article VI.  Certificates for Shares and their Transfer.

     Section 1. Certificates for Shares. Certificates representing shares of the
                -----------------------
corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have

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been  surrendered  and  canceled,  except that in case of a lost,  destroyed  or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     Section 2. Transfer of Shares.  Transfer of shares of the corporation shall
                ------------------
be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                             Article VII. Dividends.

     The Board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.


                               Article VIII. Seal.

     The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state and year of incorporation, and the words "Corporate Seal", but the board may adopt a different seal from time to time.

                          Article IX. Waiver of Notice.

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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                             Article X. Amendments.

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors, but any Bylaws or amendments to Bylaws made by the directors may be amended, altered or repealed by the board of directors or by a majority of the stockholders.

                                         /s/ Oscar M. Bean
                                         ----------------------
                                         Secretary



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